Exhibit 10.8
CONSULTING AGREEMENT

    CONSULTING AGREEMENT dated as of December 2, 2013 (the “Agreement”) by and between Robb Knie (the “Consultant”) and Spinez (the “Company”).

    WHEREAS, the Company desires to engage Consultant as a consultant and in connection therewith to provide certain consulting services related to the Company’s business and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below;

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

    1. Consulting.  The Company hereby retains Consultant, and Consultant hereby agrees to make himself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2.	Duties of Consultant.

(a) The Company hereby engages Consultant to perform the services listed on the attached Exhibit A (the "Services") during the Term (as defined below). Notwithstanding the foregoing, the Services shall not (unless the Consultant is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

(b) The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect. Consultant shall have control over the time, method and manner of performing the Services.

3. Term.  Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue through December 2, 2014 (the “Term”). This Agreement may be renewed for any additional one
(1) year period on the same terms and conditions set forth herein if the parties hereto shall agree in writing to extend the Term at least 30 days prior to the expiration of the Term of this Agreement.

4. Compensation.  In consideration of the Services to be rendered by Consultant hereunder, during the Term the Company agrees to pay the Consultant as follows: $45,500 up front signing payment.

(a) Cash Compensation.  The Company shall pay the Consultant, or to Consultant’s designee, a monthly retainer in the amount of $10,000 payable on the date of the execution of this Agreement and every month on the monthly anniversary of this Agreement thereafter during the Term.

5. Expenses.  Consultant shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Consultant during the term of this Agreement, including any renewal or extension terms (in accordance with the policies and procedures established by the Company) in the performance of his duties and responsibilities under this Agreement; provided, that Consultant shall properly account for such expenses in accordance with Company policies and procedures and any expense in excess of $2000.00 shall be pre-approved in writing by the Company.

6. Termination.  Either party may, in its discretion and at its option terminate this Agreement at any time upon thirty (30) days’ written notice to the other party. Upon termination of this contract within six months from commencement of agreement, the Company shall be obligated to pay Consultant the monthly retainer for a total of six months. If the agreement is canceled after six months, the company is not obligated to pay the monthly retainer after the official ending date.

7. Confidential Information.  Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that he will not, unless expressly authorized in writing by the Company, at any time during the Term (or any renewal Term) use any Confidential Information or divulge or disclose any Confidential Information to any person or entity except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Confidential Information or  divulge  or disclose any Confidential Information to any person or entity, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Term (or any renewal Term) shall remain the property of the Company. Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

8. Independent Contractor.  It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

9. Conflict of Interest.  The Consultant covenants to the Company that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.

10. Waiver of Breach.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

11. Binding Effect; Benefits. The Consultant may not assign his rights hereunder without the prior written consent of the Company, and any such attempted assignment without such consent shall be null and void and without effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13.           Notices.  All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :     Spinez
3279 Hardee Avenue
   Atlanta, Georgia 30341
If to the Consultant, to:    6 Horizon Road
          Suite #1903
                    Fort Lee, NJ 07024

12. Entire  Agreement;  Amendments.  This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

13. Severability.  The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of Georgia without giving effect to the principles of conflicts of law thereof. The parties hereto each hereby submits himself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of Georgia.

15. Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

Spinez

By:  /s/ Jarrett Gorlin
Name:  Jarrett Gorlin
Title:  President and Chief Executive Officer

By:  /s/ Robb Knie
Robb Knie

Exhibit A

Services

    Provide advice and support for the Company, including but not limited to, business development, market awareness, introductions to potential capital sources, media introductions and other functions reasonably necessary for advancing the business of the Company.